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                                                                Exhibit 10.2(e)

                         NON-RECOURSE GUARANTY AGREEMENT

            This NON-RECOURSE GUARANTY AGREEMENT (this "Guaranty") is made as of May 30, 2000, by SONESTA BEACH RESORT LIMITED PARTNERSHIP, a Delaware limited partnership ("Guarantor"), in favor of SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation ("Lender").

                                    Recitals.

            A. On or about January 6, 1997, Lender made a $22,880,000.00 loan (the "Original Cambridge Loan") to Sonesta of Massachusetts, Inc., a Massachusetts corporation, and Roger P. Sonnabend, Peter J. Sonnabend, and Boy A.J. van Riel, trustees of the Charterhouse of Cambridge Trust, and not individually, under a Declaration of Trust dated December 27, 1963 and recorded at Middlesex South, Commonwealth of Massachusetts, Deeds Book 11160, Page 340, as amended by Amendment of Declaration of Trust dated July 8, 1966 and recorded at Middlesex South, Commonwealth of Massachusetts, Deeds Book 11160, Page 359 (collectively, the "Cambridge Borrower").

            B. The Original Cambridge Loan is evidenced by a Promissory Note dated as of December 18, 1996, in the original principal amount of the Original Cambridge Loan executed by Cambridge Borrower for the benefit of Lender (the "Original Cambridge Note"), and is secured by, among other things, a Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents (the "Original Cambridge Mortgage") dated as of December 18, 1996 executed by Cambridge Borrower for the benefit of Lender and covering certain real property commonly known as the Royal Sonesta Hotel, Cambridge, Massachusetts, and more particularly described in the Original Cambridge Mortgage.

            C. The Original Cambridge Note, the Original Cambridge Mortgage, and each other document executed by Cambridge Borrower and evidencing or securing the Original Cambridge Loan, are referred to herein, collectively, as the "Original Cambridge Loan Documents."

            D. On or about the date hereof, Lender is making an additional advance to Cambridge Borrower in the amount of $19,865,733.66 (the "Cambridge Additional Advance"), such that the aggregate indebtedness owing by Cambridge Borrower to Lender under the Original Cambridge Loan and the Cambridge Additional Advance is, as of the date of this Guaranty, $41,000,000.00.

            E. Pursuant to an Amended and Restated Promissory Note (the "Cambridge Note") of even date herewith in the original principal amount of $41,000,000.00, Cambridge Borrower and Lender are consolidating, amending and restating the Original Cambridge Loan and the Cambridge Additional Advance.

            F. In connection with the Cambridge Additional Advance, Cambridge Borrower and Lender are also amending certain terms of the Original Cambridge Mortgage and

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the other Original Cambridge Loan Documents. The loan evidenced by the Cambridge
Note is referred to herein as the "Cambridge Loan." The Original Cambridge Mortgage, as modified, is referred to herein as the "Cambridge Mortgage." The Original Cambridge Loan Documents, as modified, together with the Cambridge Note and all other documents evidencing or executed in connection with the Cambridge Additional Advance are referred to herein as the "Cambridge Loan Documents."

            G. Lender is also making a $31,000,000.00 loan (the "Key Biscayne Loan") to Guarantor. The Key Biscayne Loan is (a) evidenced by a Consolidated and Renewed Promissory Note of even date herewith in the original principal amount of the Key Biscayne Loan (the "Key Biscayne Note"), and (b) secured by, among other things, a Consolidated, Amended and Restated Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith granted by Guarantor for the benefit of Lender (the "Key Biscayne Mortgage," and, together with the Key Biscayne Note and all other documents evidencing and/or securing the Key Biscayne Loan, the "Key Biscayne Loan Documents") covering certain real property commonly known as the Sonesta Beach Resort, Key Biscayne, Florida, and more particularly described in the Key Biscayne Mortgage (the "Key Biscayne Property").

            H. All of the beneficial interests in the Cambridge Borrower are owned by Sonesta International Hotels Corporation, a New York corporation ("Sonesta"). Sonesta is also the indirect and ultimate owner of 99% of the beneficial interests in Guarantor.

            I. As a condition to Lender making the Cambridge Additional Advance to the Cambridge Borrower and the Key Biscayne Loan to Guarantor, Lender has required Guarantor to execute this Guaranty, whereby Guarantor is agreeing to guarantee the payment and performance of the Cambridge Borrower's obligations under the Cambridge Note and the other Cambridge Loan Documents, and Lender has required Guarantor to secure Guarantor's obligations under this Guaranty with a second mortgage on the Key Biscayne Property.

            J. The execution and delivery of this Guaranty by Guarantor (a) is a condition to Lender's willingness to make the Cambridge Additional Advance to Cambridge Borrower, and Lender's willingness to make the Key Biscayne Loan to Guarantor, (b) is made in order to induce Lender to make the Cambridge Additional Advance and the Key Biscayne Loan, and (c) is made in recognition that Lender will be relying upon this Guaranty in making the Cambridge Additional Advance and the Key Biscayne Loan and performing any other obligations Lender may have under the Cambridge Loan Documents or the Key Biscayne Loan Documents.

                                   Agreement.

            1. Consideration. Guarantor acknowledges that Guarantor will receive material direct and indirect benefit from Lender making the Cambridge Additional Advance to Cambridge Borrower, that Guarantor has received adequate consideration for executing this

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Guaranty, and that Lender would not make the Key Biscayne Loan to Guarantor if
Guarantor did not execute this Guaranty.

            2. Guaranty. Guarantor hereby guarantees absolutely, primarily, unconditionally, and irrevocably (a) the full and timely payment of the indebtedness evidenced by or arising under the Cambridge Note and the other Cambridge Loan Documents, as and when the same becomes due, whether at maturity, by acceleration, or otherwise, all fees payable by the Cambridge Borrower in connection with the Cambridge Loan, any advances made by Lender under the authority of any of the Cambridge Loan Documents, including any sums expended by Lender for the benefit of the Cambridge Borrower or for the benefit of any security provided under any of the Cambridge Loan Documents, including, without limitation, taxes, assessments, insurance premiums, and costs of maintenance, repair or restoration, and any costs of enforcement or collection of the Cambridge Loan Documents; and (b) the full and timely performance by Cambridge Borrower of any and all of its obligations under the Cambridge Loan Documents. The obligations of Cambridge Borrower that are guaranteed hereunder are sometimes referred to herein collectively as the "Obligations." Guarantor agrees that this is a guaranty of payment and performance, and not of collection; however, it is a condition precedent to any action under this Guaranty that there first occurs an Event of Default under and as defined in the Cambridge Loan Documents.

            3. Security. The obligations of Guarantor under this Guaranty are secured by a second Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith granted by Guarantor for the benefit of Lender covering the Key Biscayne Property (the "Key Biscayne Second Mortgage").

            4. Non-Recourse; Exceptions to Non-Recourse. Notwithstanding anything to the contrary contained in this Guaranty, except as expressly hereinafter set forth, the recourse of Lender with respect to the obligations evidenced by this Guaranty shall be solely to the Property, Chattels, and Intangible Personalty (as such terms are defined in the Key Biscayne Second Mortgage), and all other collateral pledged by Guarantor to secure this Guaranty. Notwithstanding anything to the contrary contained in this Guaranty or in the Key Biscayne Second Mortgage, nothing shall be deemed in any way to impair, limit or prejudice the rights of Lender (a) in foreclosure proceedings or in any ancillary proceedings brought to facilitate Lender's foreclosure on the Property or any portion thereof; (b) to recover from Guarantor damages or costs (including without limitation reasonable attorneys' fees) incurred by Lender as a result of waste by Guarantor; (c) to recover from Guarantor any condemnation or insurance proceeds attributable to the Property which were not paid to Lender or used to restore the Property in accordance with the terms of the Key Biscayne Second Mortgage; (d) to recover from Guarantor any rents, profits, security deposits, advances, rebates, prepaid rents or other similar sums attributable to the Property collected by or for Guarantor following an Event of Default under the Key Biscayne Second Mortgage and not properly applied to the reasonable fixed and operating expenses of the Property, including payments of this Guaranty, or held pursuant to Leases or other applicable agreements; (e) to pursue the personal liability of Guarantor under the provisions of Section 5.10 of the Key Biscayne Second Mortgage, including any indemnification provisions under such Section; (f) to exercise any specific rights or remedies afforded Lender

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under any other provisions of the Key Biscayne Second Mortgage or by law or in
equity; (g) to recover from Guarantor and to properly apply and disburse the amount of any accrued taxes, assessments, and/or utility charges affecting the Property (whether or not the same have been billed to Guarantor) that are either unpaid by Guarantor or paid by Lender under the Key Biscayne Second Mortgage and to collect from Guarantor any sums expended by Lender in fulfilling the obligations of Guarantor under any leases, permits, licenses (including liquor licenses), management, franchise or license agreements or any other agreements affecting or relating to the Property or the operation of the Property as a full-service hotel; (h) to pursue any personal liability of Guarantor and/or Sonesta International Hotels Corporation under the Environmental Indemnity Agreement of even date herewith; and (i) to recover from Guarantor the amount of any loss suffered by Lender (that would otherwise be covered by insurance) as a result of Guarantor's failure to maintain any insurance required under the terms of the Key Biscayne Second Mortgage. The agreement contained in this paragraph to limit the personal liability of Guarantor shall become null and void and be of no further force and effect in the event (i) that the Property or any part thereof or any interest therein, or any interest in Guarantor, shall be further encumbered by a voluntary lien securing any obligation upon which Guarantor or any general partner, principal or affiliate of Guarantor shall be personally liable for repayment, whether as obligor or guarantor which has not been approved in advance by Lender; (ii) of any breach or violation of Section 5.4,
5.5 or 5.7 of the Key Biscayne Second Mortgage; (iii) of any fraud or material misrepresentation by Guarantor in connection with the Property, the Key Biscayne Second Mortgage or any loan document executed in connection therewith or the application made by Guarantor for the Key Biscayne Loan; or (iv) of any execution, amendment, modification or termination without the prior written consent of Lender if such consent is required under the terms of Section 5.3 of the Key Biscayne Second Mortgage, of any Lease (as defined in the Key Biscayne Second Mortgage). For purposes of the foregoing, "affiliate" shall mean any individual, corporation, trust, partnership or any other person or entity controlled by, controlling or under common control with Guarantor. A person or entity of any nature shall be presumed to have control when it possesses the power, directly or indirectly, to direct, or cause the direction of, the management or policies of another person or entity, whether through ownership of voting securities, by contract, or otherwise.

            5. Guaranty is Independent and Absolute. The obligations of Guarantor hereunder are independent of the obligations of Cambridge Borrower and of any other person who may become liable with respect to the Obligations. Guarantor is jointly and severally liable with Cambridge Borrower and with any other guarantor for the full and timely payment and performance of all of the Obligations. Guarantor expressly agrees that a separate action or actions may be brought and prosecuted against Guarantor (or any other guarantor), whether or not any action is brought against Cambridge Borrower, any other guarantor or any other person for any Obligations guaranteed hereby and whether or not Cambridge Borrower, any other guarantor or any other persons are joined in any action against Guarantor. Guarantor further agrees that Lender shall have no obligation to proceed against any security for the Obligations prior to enforcing this Guaranty against Guarantor, and that Lender may pursue or omit to pursue any and all rights and remedies Lender has against any person or with respect to any security in any order or simultaneously or in any other manner. All rights of Lender and all obligations of

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Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Cambridge Note or any other Cambridge Loan Document, and (b) any other circumstances which might otherwise constitute a defense available to, or a discharge of Cambridge Borrower in respect of, the Obligations.

            6. Authorizations to Lender. Guarantor authorizes Lender, without notice or demand and without affecting Guarantor's liability hereunder, from time to time (a) to renew, extend, accelerate or otherwise change the time for payment of, change, amend, alter, cancel, compromise or otherwise modify the terms of the Cambridge Note, including increasing the rate or rates of interest thereunder agreed to by Cambridge Borrower, and to grant any indulgences, forbearances, or extensions of time; (b) to renew, extend, change, amend, alter, cancel, compromise or otherwise modify any of the terms, covenants, conditions or provisions of any of the Cambridge Loan Documents or any of the Obligations;
(c) to apply any security and direct the order or manner of sale thereof as Lender, in Lender's discretion, may determine; (d) to proceed against Cambridge Borrower, Guarantor or any other guarantor with respect to any or all of the Obligations without first foreclosing against any security therefor; (e) to exchange, release, surrender, impair or otherwise deal in any manner with, or waive, release or subordinate any security interest in, any security for the Obligations; (f) to release or substitute Cambridge Borrower, any other guarantors, endorsers, or other parties who may be or become liable with respect to the Obligations, without any release being deemed made of Guarantor or any other such person; and (g) to accept a conveyance or transfer to Lender of all or any part of any security in partial satisfaction of the Obligations, or any of them, without releasing Cambridge Borrower, Guarantor, or any other guarantor, endorser or other party who may be or become liable with respect to the Obligations, from any liability for the balance of the Obligations.

            7. Application of Payments Received by Lender. Any sums of money Lender receives from or for the account of Cambridge Borrower may be applied by Lender to reduce any of the Obligations or any other liability of Cambridge Borrower to Lender, as Lender in Lender's discretion deems appropriate.

            8. Waivers by Guarantor. In addition to all waivers expressed in any of the Cambridge Loan Documents, all of which are incorporated herein by Guarantor, Guarantor hereby waives (a) presentment, demand, protest and notice of protest, notice of dishonor and of non-payment, notice of acceptance of this Guaranty, and diligence in collection; (b) notice of the existence, creation, or incurring of any new or additional Obligations under or pursuant to any of the Cambridge Loan Documents; (c) any right to require Lender to proceed against, give notice to, or make demand upon Cambridge Borrower; (d) any right to require Lender to proceed against or exhaust any security or to proceed against or exhaust any security in any particular order; (e) any right to require Lender to pursue any remedy of Lender; (f) any right to direct the application of any security held by Lender; (g) until such time as the Obligations shall be satisfied, any right of subrogation or to enforce any remedy which Lender may have against Cambridge Borrower and any right to participate in any security now or hereafter held by Lender and any right to reimbursement from the Cambridge Borrower for amounts paid to Lender by Guarantor; (h) benefits, if any, of Guarantor under any anti-deficiency statutes or single-action legislation; (i) any defense arising out of any disability or other defense of Cambridge Borrower,

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including bankruptcy, dissolution, liquidation, cessation, impairment, modification, or limitation, from any cause, of any liability of Cambridge Borrower, or of any remedy for the enforcement of such liability; (j) any statute of limitations affecting the liability of Guarantor hereunder; (k) any right to plead or assert any election of remedies by Lender; and (l) any other defenses available to a surety under applicable law.

            9. Bankruptcy Reimbursements. Guarantor hereby agrees that if any amounts paid to Lender by Cambridge Borrower or any other party liable for payment and satisfaction of the Obligations (other than Guarantor) are recovered from Lender in any bankruptcy proceeding, Guarantor shall reimburse Lender immediately on demand for all amounts so recovered from Lender (together with interest thereon at the default rate set forth in the Cambridge Note from the date ten (10) days following demand therefor until paid), and, for this purpose, this Guaranty shall survive repayment of the Cambridge Loan. Without limiting the foregoing, Guarantor shall pay all costs and expenses incurred by Lender in connection with any bankruptcy proceeding of Cambridge Borrower, Guarantor or any other party liable for payment and satisfaction of the Obligations, including attorneys' fees and expenses.

            10. Jurisdiction and Venue. Guarantor hereby submits itself to the jurisdiction and venue of any state court located in Miami-Dade County, Florida, or federal court located in the State of Florida in connection with any action or proceeding brought for enforcement of Guarantor's obligations hereunder, and hereby waives any and all personal or other rights under the law of any other country or state to object to jurisdiction within such locations, for purposes of litigation to enforce such obligations. Guarantor agrees that service of process upon Guarantor shall be complete upon delivery thereof in any manner permitted by law.

            11. Assignability. This Guaranty shall be binding upon Guarantor and Guarantor's heirs, representatives, successors, and assigns and shall inure to the benefit of Lender and Lender's successors and assigns. This Guaranty shall follow the Cambridge Note and other Cambridge Loan Documents which are for the benefit of Lender, and, in the event the Cambridge Note and other Cambridge Loan Documents are negotiated, sold, transferred, assigned, or conveyed by Lender in whole or in part, this Guaranty shall be deemed to have been sold, transferred, assigned, or conveyed by Lender to the holder or holders of the Cambridge Note and other Cambridge Loan Documents, with respect to the Obligations contained therein, and such holder or holders may enforce this Guaranty as if such holder or holders had been originally named as Lender hereunder.

            12. Payment of Costs of Enforcement. In the event any action or proceeding is brought to enforce this Guaranty, Guarantor shall pay all costs and expenses of Lender in connection with such action or proceeding, including, without limitation, all reasonable attorneys' fees incurred by Lender.

            13. Notices. Any notice required or permitted to be given by Guarantor or Lender under this Guaranty shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service which guarantees next-business day delivery, or
(c) on the fifth (5th) business day after mailing, by

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registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

                  If to Guarantor:

                  c/o Sonesta International Hotels Corporation
                  200 Clarendon Street, 41st Floor
                  Boston, Massachusetts 02116
                  Attn: Office of the Treasurer

                  If to Lender:

                  SunAmerica Life Insurance Company
                  1 SunAmerica Center
                  Century City
                  Los Angeles, California 90067-6022
                  Attn: Director-Mortgage Lending and Real Estate

Either party may change such party's address for notices or copies of notices by giving notice to the other party in accordance with this Section 13.

            14. Reinstatement of Obligations. If at any time all or any part of any payment made by Guarantor or received by Lender from Guarantor under or with respect to this Guaranty is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of any Guarantor), then the obligations of Guarantor hereunder shall, to the extent of the payment rescinded or returned, and to the extent permitted by law, be deemed to have continued in existence, notwithstanding such previous payment made by Guarantor, or receipt of payment by Lender, and the obligations of Guarantor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Guarantor had never been made.

            15. Severability of Provisions. If any provision hereof or of any other Cambridge Loan Document shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of the document in which such provision is set forth, the application of the provision to other persons, entities or circumstances, and any other document referred to herein shall not be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

            16. Waiver. Neither the failure of Lender to exercise any right or power given hereunder or to insist upon strict compliance by Cambridge Borrower, Guarantor, any other guarantor, or any other person with any of its obligations set forth herein or in any of the Cambridge Loan Documents, nor any practice of Cambridge Borrower or Guarantor at variance with the terms hereof or of any Cambridge Loan Documents, shall constitute a waiver of Lender's right to demand strict compliance with the terms and provisions of this Guaranty.

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            17. Certain Waivers. GUARANTOR, BY SIGNING THIS GUARANTY, AND
LENDER, BY ACCEPTING IT, EACH KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS GUARANTY, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER AND GUARANTOR ENTERING INTO THE SUBJECT LOAN TRANSACTION.

            18. Applicable Law. This Guaranty and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Florida.

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            IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

                                    GUARANTOR:

                                    SONESTA BEACH RESORT LIMITED
                                    PARTNERSHIP, a Delaware limited partnership

                                    By: Florida Sonesta Corporation, a Florida
                                        corporation, its General Partner


                                        By: /s/
                                           -------------------------------------
                                           Peter J. Sonnabend, Vice President